SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement           [ ]   Confidential, for use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material pursuant to Rule 14a-12

                               GFSB BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
         (3) Filing Party:
--------------------------------------------------------------------------------
         (4) Date Filed:
--------------------------------------------------------------------------------

                                  PRESS RELEASE
                                  -------------

FOR IMMEDIATE RELEASE                  CONTACT:
---------------------                  -------
AUGUST 25, 2004                        JERRY R. SPURLIN
                                       CHIEF FINANCIAL OFFICER
                                       GFSB BANCORP, INC.
                                       (505) 726-6500

                                       AUBREY L. DUNN, JR.
                                       PRESIDENT & CEO
                                       FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                                       (505) 622-6201

         GFSB BANCORP, INC. AND FIRST FEDERAL BANC OF THE SOUTHWEST,INC.
         ---------------------------------------------------------------
                             ANNOUNCE PLANS TO MERGE
                             -----------------------

Gallup and Roswell, New Mexico. GFSB Bancorp, Inc. (Nasdaq SmallCap: GUPB), the holding company for Gallup Federal Savings Bank, and First Federal Banc of the Southwest, Inc. ("FFBSW"), the holding company for First Federal Bank, Roswell, New Mexico, announced today that they have signed a definitive merger agreement pursuant to which GFSB will merge with and into FFBSW.

Under the terms of the agreement, upon consummation of the merger of GFSB into FFBSW, each outstanding share of GFSB common stock will be converted into the right to receive either $20.00 in cash or FFBSW common stock, at the election of the holder, subject to an overall requirement that 51% of the total outstanding GFSB common stock be exchanged for stock. The transaction is subject to various conditions, including stockholder approval of both GFSB and FFBSW, and approval by the applicable banking regulatory agencies.

Pursuant to the terms of the merger agreement, FFBSW has agreed to register FFBSW's common stock under the Securities Exchange Act of 1934 and it will file reports with the Securities and Exchange Commission. In addition, upon the completion of the merger, its shares are expected to be listed on the NASDAQ.

GFSB operates through two offices in Gallup and Farmington New Mexico. FFBSW, headquartered in Roswell, operates through 10 full service branches located in Bernalillo, Chaves, Dona Ana, Lincoln, and Otero Counties New Mexico and El Paso, Texas.

Aubrey L. Dunn, Jr., President and Chief Executive Officer of FFBSW, stated "we are very excited about the merger with GFSB and believe it will provide significant long-term benefits to our company and our stockholders. In one transaction, we will become a public company and significantly increase the size of our earnings base and competitive resources. The Board strongly feels that this is in the best interests of our company, our stockholders and our local communities."

Richard C. Kauzlaric, President and Chief Executive Officer of GFSB, stated that he is "very pleased to be joining with FFBSW and look forward to the benefits this affiliation will offer our stockholders, employees and customers."

The total value of the acquisition is approximately $24.1 million and is conditioned upon customary conditions including minimum capital levels. The merger is anticipated to be consummated in the first quarter of 2005.

Hovde Financial LLC served as the financial advisor to FFBSW and The Wallach Company, a division of McDonald Investments, served as the financial advisor to GFSB. Luse Gorman Pomerenk & Schick, PC served as legal counsel to FFBSW in the transaction and Malizia Spidi & Fisch, PC served as legal counsel to GFSB.

First Federal Banc of the Southwest, Inc. headquartered in Roswell, New Mexico, had $358 million in assets at June 30, 2004. The common stock of FFBSW is not currently listed or traded on any national securities exchange or over the counter market nor is FFBSW currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

GFSB Bancorp, Inc., headquartered in Gallup, New Mexico, had $231.8 million in assets at June 30, 2004. The common stock of GFSB is traded on the Nasdaq SmallCap Market under the symbol "GUPB."

This release may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors and therefore readers should not place undue reliance on any forward-looking statements.

This document may be deemed to be solicitation material with respect to the proposed merger of First Federal Banc of the Southwest, Inc. and GFSB Bancorp, Inc. FFBSW and GFSB will be filing relevant documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a joint proxy statement/prospectus. WE URGE INVESTORS TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, these documents and any other documents filed with the SEC by FFBSW will be available free of charge from the Secretary of FFBSW (George A. Rosenbaum, Jr.) at 300 North Pennsylvania, Roswell, New Mexico 88201, telephone (505) 622-6201 and any other documents filed with the SEC by GFSB will be available free of charge from the Chief Financial Officer of GFSB Bancorp, Inc. (Jerry R. Spurlin) at 221 West Aztec Avenue, Gallup, New Mexico 87301, telephone (505) 726-6500. FFBSW and GFSB and their directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the directors and executive officers of FFBSW and their ownership of FFBSW common stock will be included in the joint proxy statement/prospectus. Information about the directors and executive officers of GFSB and their ownership of GFSB common stock is set forth in the proxy statement filed by GFSB with the SEC dated September 26, 2003. STOCKHOLDERS OF FFBSW AND GFSB SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

                                      -2-